UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

LEXON TECHNOLOGIES INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14830 Desman Road La Mirada, CA 90638

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 522-0260

____________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

EXPLANATORY NOTE

On the advice of our legal counsel, we have made the revision to our 8-K that was first submitted on October 27, 2010.

Item 5.02  Election of Directors

On November 22, 2011 a Shareholder Resolution was executed as a revision of the Shareholder Resolution executed on October 26, 2011 acting pursuant to the authority of Section 141,of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting.   The shareholders of the company proposed and accepted the following resolutions.

APPOINTMENT OF DIRECTORS

A majority of the shares all voted in favor respectively for each of the following directors to be nominated and accepted as Board of Directors.

1.

 KIM, BYUNG JIN

2.

 LEE, EU GENE

3.

 LEE, KYU SEOK

Further, the shareholders approved the effective date for appointment to be November 26, 2011.

Item 5.03  Amendment to Articles of Incorporation

On November 22, 2011 a Shareholder Resolution was executed as a revision of the Shareholder Resolution executed on October 26, 2011 acting pursuant to the authority of Section 141,of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting.   The shareholders of the company proposed and accepted the following resolution.

CHANGE OF CORPORATE NAME

A majority of all outstanding shares all voted in favor for the change of the Corporate name from Lexon Technologies Inc. to

SOCIAL PLANET INC.

Lastly, it was resolved further that the Board and the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEXON TECHNOLOGIES INC.
By: /s/ James Park
Dated: November 25, 2011	Chief Executive Officer / Director